UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported) September 24, 2007 (September 21, 2007)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
On September 21, 2007, a national bank subsidiary of Park National Corporation, The First-Knox National Bank of Mount Vernon (“First-Knox”), issued a joint Press Release with Ohio Legacy Bank, N.A. (“Ohio Legacy”), announcing the completion of the sale of the Millersburg, Ohio banking office located at 225 North Clay Street (the “Millersburg Branch”) of Ohio Legacy to First-Knox. (A copy of the joint Press Release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.)
The loans sold to First-Knox totalled approximately $39 million as of September 21, 2007 and the deposit liabilities assumed by First-Knox totalled approximately $23 million based upon the deposit liabilities related to the deposit accounts as of September 21, 2007. First-Knox paid a premium of approximately $1.6 million in connection with the purchase of the deposit liabilities.
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Joint Press Release issued on September 21, 2007 by The First-Knox National Bank of Mount Vernon (a national bank subsidiary of Park National Corporation) and Ohio Legacy Bank, N.A. announcing the completion of the sale of the Millersburg, Ohio banking office of Ohio Legacy Bank, N.A. to The First-Knox National Bank of Mount Vernon.
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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: September 24, 2007	By:	/s/ John W. Kozak

John W. Kozak Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 24, 2007
Park National Corporation

Exhibit No.	Description

99.1	Joint Press Release issued on September 21, 2007 by The First-Knox National Bank of Mount Vernon (a national bank subsidiary of Park National Corporation) and Ohio Legacy Bank, N.A. announcing the completion of the sale of the Millersburg, Ohio banking office of Ohio Legacy Bank, N.A. to The First-Knox National Bank of Mount Vernon.

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